Exhibit 10.25
SECOND AMENDMENT TO SECOND AMENDED AND
RESTATED FINANCING AGREEMENT
     This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (this “Amendment”) is entered into as of August 24, 2007, by and between THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter “CITBC”), the Revolving Lenders, the Term Lenders, and any other lenders from time to time party hereto (CITBC and such other lenders are individually sometimes referred to herein as a “Lender” and collectively as the “Lenders”), CITBC as agent for the Lenders, and BIG 5 CORP., a Delaware corporation (hereinafter referred to as “Big 5”), and BIG 5 SERVICES CORP., a Virginia corporation (hereinafter referred to as “Big 5 Services”; and, together with Big 5, collectively, the “Companies”, and each individually a “Company”), with respect to the following:
     A. The Companies, the Lenders, and CITBC have previously entered into that certain Second Amended and Restated Financing Agreement dated as of December 15, 2004 (as amended, restated or otherwise modified from time to time, the “Financing Agreement”).
     B. The Companies, the Lenders, and CITBC have agreed to amend the Financing Agreement on the terms and subject to the conditions set forth below.
     NOW, THEREFORE, the parties hereto do hereby agree as follows:
     1. Definitions Incorporated. Initially capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Financing Agreement.
     2. Amendments to Financing Agreement. The Financing Agreement is hereby amended as follows:
     (a) Section 3.2. The first sentence of Section 3.2 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
“In furtherance of the continuing collateral assignment and security interest in each Company’s Accounts and Inventory, each Company shall deliver to the Agent not later than: (1) if and when requested in writing by Agent, an aging of such Company’s Trade Accounts Receivable in such form and manner as the Agent may reasonably require but consistent with the current practices of such Company; and (2) fourteen (14) days after the end of each month, a monthly inventory confirmation statement stating the aggregate amount of Eligible Inventory of the Companies.”
     (b) Section 6.12. Section 6.12 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
     “6.12. Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, Big 5 and its Subsidiaries, on a consolidated basis, shall maintain at the end of each fiscal quarter during which the average daily Availability is less than $40,000,000, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0.”

     3. Conditions Precedent. The obligations of CITBC and of the Lenders hereunder will be effective only upon satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to CITBC:
     (a) Receipt by CITBC of a fully-executed original of this Amendment;
     (b) No Defaults or Events of Default shall have occurred or be continuing and there shall not have been any material adverse change in the financial condition, business, prospects, profitability, assets or operations of the Companies; and
     (c) CITBC shall have received such other documents, certificates, opinions, and information that CITBC shall require, each in form and substance satisfactory to CITBC in its sole discretion.
     4. Companies’ Representations and Warranties. To induce CITBC and the Lenders to enter into this Amendment, each of the Companies hereby represents and warrants to CITBC and each of the Lenders as of the date hereof as follows:
     (a) This Amendment has been duly executed and delivered by such Company, constitutes a legal and valid binding obligation of such Company enforceable against such Company in accordance with its terms and has been duly authorized by all necessary corporate action.
     (b) The representations and warranties contained in the Financing Agreement are, both before and after giving effect to this Amendment, true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct as of such specific date, and no Default or Event of Default has occurred and is continuing.
     5. Reaffirmation. Except as specifically modified by this Amendment, the Financing Agreement and the other Financing Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by the Companies.
     6. Failure to Comply. Any failure to comply with the terms and conditions of this Amendment will constitute an Event of Default under the Financing Agreement.
     7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of a signed counterpart of this Amendment by facsimile or electronic file image is as effective as delivery of an original, ink-signed counterpart.
     8. Governing Law; Successors and Assigns. The validity, interpretation and enforcement of this Amendment shall be governed by the laws of the State of California. This Amendment shall be binding upon and shall inure to the benefit of the Companies, CITBC, and their respective successors and assigns.
SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT

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     9. Waiver of Jury Trial. Each of the Companies, CITBC and the Lenders hereby waives any right to a trial by jury in any action or proceeding arising out of or relating to this Amendment or the transactions contemplated hereunder.
     10. Judicial Reference. The parties to this Amendment prefer that any dispute between or among them be resolved in litigation subject to a jury trial waiver as set forth in Section 9 above and in Section 13.7 of the Financing Agreement. If a pre-dispute jury trial waiver of the type provided for in Section 9 above and in Section 13.7 of the Financing Agreement is unenforceable in litigation to resolve any dispute, claim, cause of action or controversy under this Amendment, the Financing Agreement or any other Loan Document (each, a “Claim”) in the venue where the Claim is being brought pursuant to the terms of the Financing Agreement (as amended hereby), then, upon the written request of any party, such Claim, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding. Except as otherwise provided in Section 13.7 of the Financing Agreement, venue for any such reference proceeding shall be in the state or federal court in the County or District where venue is appropriate under applicable law (the “Court”). The parties shall select a single neutral referee, who shall be a retired state or federal judge. If the parties cannot agree upon a referee within 15 days, the Court shall appoint the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders, preliminary injunctions, writs of possession, writs of attachment, appointment of a receiver, or any orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow a party to enforce its liens and security interests). The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this Section 10. The parties acknowledge that any Claim determined by reference pursuant to this Section 10 shall not be adjudicated by a jury.
     11. Attorneys’ Fees; Costs. The Company agrees to pay, on demand, all attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. Except as expressly provided by Section 10 above to the contrary in connection with a judicial referee, if any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
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SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BIG 5 CORP., a Delaware corporation

By:	/s/ Steven G. Miller

Name:	Steven G. Miller

Title:	President and Chief Executive Officer

BIG 5 SERVICES CORP., a Virginia corporation

By:	/s/ Steven G. Miller

Name:	Steven G. Miller

Title:	President and Chief Executive Officer

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (as Agent and a Lender)

By:	/s/ Adrian Avalos

Name:	Adrian Avalos

Title:	Vice President

BANK OF AMERICA, N.A, (as Lender)

By:	/s/ Stephen King

Name:	Stephen King

Title:	Vice President

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT — Signature Pages

PNC BANK, NATIONAL ASSOCIATION (as Lender)

By:	/s/ Sandra Shakenyon

Name:	Sandra Shakenyon

Title:	Vice President

GE BUSINESS CAPITAL CORPORATION f/k/a Transamerica Business Capital Corporation (as Lender)

By:	/s/ Rebecca A. Ford

Name:	Rebecca A. Ford

Title:	Authorized Signatory

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT — Signature Pages

     Each of the undersigned hereby consents to and acknowledges the terms and conditions of the foregoing Amendment and agrees that its Guaranty and each other document executed by it in favor of CITBC and the Lenders remains in full force and effect.

BIG 5 SPORTING GOODS CORPORATION, a Delaware corporation

By:	/s/ Steven G. Miller

Name:	Steven G. Miller

Title:	President and Chief Executive Officer

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT — Signature Pages